                                                                     EXHIBIT 3.6
                                                                       EXHIBIT A
                                                                       ---------

                                AMENDMENT NO. 3
                                    TO THE
                    FIRST AMENDED AND RESTATED AGREEMENT OF
             LIMITED PARTNERSHIP OF FRONTIERVISION PARTNERS, L.P.
                    DATED AS OF AUGUST 11, 1995, AS AMENDED
             -----------------------------------------------------

          This Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of FrontierVision Partners, L.P., dated as of August 11, 1995, as amended (the "Agreement"), is dated as of September 27, 1996.

          The Agreement is hereby amended as follows:

          1. A new paragraph 3.12 is hereby added, to read in its entirety as set forth on Exhibit A hereto.

          2. Schedule A to the Agreement is hereby amended to read in its entirety as set forth in the Schedule A attached hereto.

          Except as expressly amended hereby, the Agreement is, and shall remain, in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the 27th day of September, 1996.


GENERAL PARTNER:                                LIMITED PARTNERS:
----------------                                ---------------

FVP GP, L.P.                                    All Limited Partners by the
                                                General Partner pursuant to the
By:  FrontierVision Inc.,                       Power of Attorney granted by
     its general partner                        paragraph 12.1 of the Agreement.

                                                FVP GP, L.P.

     By: /s/ James C. Vaughn                    By:  FrontierVision Inc.,
        ---------------------                        its general partner
        James C. Vaughn,
        President
                                                     By: /s/ James C. Vaughn
                                                        -----------------------
                                                        James C. Vaughn,
                                                        President

                                   Exhibit A
                                   ---------

                           To Amendment No. 3 to the
                    First Amended and Restated Agreement of
             Limited Partnership of FrontierVision Partners, L.P.
             ----------------------------------------------------


          3.12.  August 1996 Offering.  Pursuant to a Limited Partnership
                 --------------------
Interest and Notes Purchase Agreement made as of the 15th day of August, 1996, by and among the Partnership, the General Partner and the Persons set forth on
Schedule 1 thereto (the "New Purchase Agreement"), the Partnership offered (the "August 1996 Offering") to each of its Partners as of July 31, 1996 the opportunity to acquire up to $10,336,000 of Class A (or, at the election of the Partner, Class B) Limited Partnership Interests (the "New Limited Partnership Interests"), $20,064,000 of 14% junior subordinated notes of the Partnership (the "New Junior Subordinated Notes") and $45,600,000 of 12% senior subordinated notes of the Partnership (the "New Senior Subordinated Notes").

          3.12.1. From and after the closing of the August 1996 Offering, (i) all references in this Agreement to "Purchase Agreement" shall mean both (x) the Limited Partnership Interest and Notes Purchase Agreement dated as of July 28, 1995, by and between the Partnership, the General Partner and the Partners set forth on Schedule 1 thereto (the "Existing Purchase Agreement") and (y) the New Purchase Agreement, except that references to Sections 1.6 and 1.10 of the Purchase Agreement and Exhibit G to the Purchase Agreement shall mean exclusively Sections 1.6 and 1.10 of the Existing Purchase Agreement and Exhibit G to the Existing Purchase Agreement and the reference in clause (i) of paragraph 8.2.1 to the "Purchase Agreement" shall mean the Existing Purchase Agreement and/or the New Purchase Agreement, as applicable; (ii) all references in this Agreement to "Senior Subordinated Notes" shall mean both the senior subordinated notes issued pursuant to the Existing Purchase Agreement and the New Senior Subordinated Notes issued pursuant to the New Purchase Agreement;
(iii) all references in this Agreement to "Junior Subordinated Notes" shall mean both the junior subordinated notes issued pursuant to the Existing Purchase Agreement and the New Junior Subordinated Notes issued pursuant to the New Purchase Agreement; (iv) all references in this Agreement to "Notes" shall mean both the Notes issued pursuant to the Existing Purchase Agreement and the New Senior Subordinated Notes and New Junior Subordinated Notes issued pursuant to the New Purchase Agreement; (v) all references in this Agreement to "Loan" or "Loans" shall mean both the loans made pursuant to the Purchase Agreement and the loans (the "New Loans") made pursuant to the New Purchase Agreement; (vi) all references in this Agreement to the "Loan Amount" of a Partner shall mean both the aggregate amount such Partner is required to loan to the Partnership pursuant to the

Existing Purchase Agreement and the aggregate amount (the "New Loan Amount") such Partner is required to loan to the Partnership pursuant to the New Purchase Agreement; (vii) the fourth sentence of paragraph 3.2.4 shall be amended by adding the parenthetical clause "(other than any such constituent Person that holds an "attributable" interest (as defined in paragraph 14.3.1) in the Partnership by reason of such Person's relationship to an Attributable Limited Partner)" at the end thereof; (viii) the last sentence of paragraph 8.1.2 shall be amended by adding the clause "and to reflect any differences in the outstanding principal amount of, and accrued interest on, the Notes" immediately after the words "paragraph 4.2.1(c)" and within the parentheses and (ix) paragraph 14.3.1(b) shall be amended by deleting the number "(i)" and deleting the clause "or (ii) a national television network (such as ABC, CBS or NBC)". The increase in a Partner's Capital Commitment (or, in the case of a person that was not theretofore a Partner, such Partner's entire Capital Commitment) that results from its purchase of New Limited Partnership Interests pursuant to the New Purchase Agreement is sometimes hereinafter referred to as such Partner's "New Capital Commitment," and the Capital Contributions made by a Partner with respect to its New Capital Commitment are sometimes hereinafter referred to as such Partner's "New Capital Contributions."

          3.12.2(a) No later than six months after the closing of the August 1996 Offering, the General Partner, together with the Advisory Committee, will make an assessment of whether the Partners' uncalled New Capital Commitments and New Loan Amounts exceed the projected requirements of the Partnership (which requirements are expected to include approximately $20 million for fill-in acquisitions not yet identified by the Partnership). If the General Partner, with the approval of the Advisory Committee, determines that the uncalled New Capital Commitments and New Loan Amounts of the Partners exceed the projected requirements of the Partnership, then the General Partner, with the approval of the Advisory Committee, may (but in no event shall be required to) reduce the amount of the Partners' New Capital Commitments and New Loan Amounts.

          (b) Any reduction of the New Capital Commitments and New Loan Amounts pursuant to this paragraph 3.12.2 shall be made by the General Partner, with the approval of the Advisory Committee, in a manner such that, to the extent practicable, (i) the amount of each Partner's New Capital Commitment and New Loan Amount, as so reduced, bears the same ratio to the aggregate amount of the New Capital Commitments and New Loan Amounts of all Partners, as so reduced, as
(ii) the amount of such Partner's Capital Commitment and Loan Amount prior to the August 1996 Offering bears to the aggregate amount of the Capital Commitments and Loan Amounts of all Partners prior to the August 1996 Offering. (For purposes of the calculation in the immediately preceding sentence, the General Partner may, in its discretion, attribute to a Partner all or part of the Capital Commitment and Loan Amount of a Person that is an Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such Partner.) Any such reduction shall be made in a manner such that, to the extent practicable, the amount of the New Capital Commitments, the New Loan Amounts under the New Senior Subordinated Notes and the New Loan Amounts under the New Junior Subordinated Notes are reduced proportionately. Any determination pursuant to this paragraph 3.12.2 made by the General Partner and approved by the Advisory Committee shall be final and binding on all Partners.

          (c) Each Partner hereby authorizes the General Partner to amend Schedule A hereto to reflect any reduction in the New Capital Commitments pursuant to this paragraph 3.12.2, without any further Consent or other action by such Partner. The General Partner shall give a Partner notice after the General Partner effects any such reduction in such Partner's New Capital Commitment.

          (d) If the New Capital Commitments are reduced pursuant to this paragraph 3.12.2 then, notwithstanding the last sentence of paragraph 3.3.1(a), any subsequent New Capital Contributions required to be made by the Partners pursuant to paragraph 3.3.1(a) may be requested by the General Partner, and if so requested shall be made by the Partners, in such proportions as may be required so that, to the maximum extent practicable, after giving effect to such New Capital Contributions, the proportion that each Partner's aggregate New Capital Contributions bears to the amount of such Partner's New Capital Commitment is the same for all Partners.

          3.12.3 JPMIC shall not have any Deemed Capital Contribution in respect of the New Capital Contributions.

          3.12.4 The Partnership shall "book-up" the Capital Account of each Partner as of the close of business on the day preceding the closing of the August 1996 Offering so that the balance of the Capital Account of each Partner as of that date shall equal the amount of such Partner's Capital Contributions plus the amount such Partner has loaned to the Partnership under its Junior Subordinated Notes as of that date. From and after the closing of the August 1996 Offering, the word "Contributions" in clause (c)(ii) of paragraph 4.4.4 of the Agreement shall be replaced with the word "Commitments."

                                  Schedule A
                                  ----------

                           To Amendment No. 3 to the
                    First Amended and Restated Amendment of
              Limited Partnership of FrontierVision Partners L.P.
              ---------------------------------------------------



                            [SUBJECT TO COMPLETION]

                                  SCHEDULE A
                                  ----------

                           TO AMENDMENT NO. 3 TO THE
                    FIRST AMENDED AND RESTATED AMENDMENT OF
              LIMITED PARTNERSHIP OF FRONTIERVISION PARTNERS L.P.
              ---------------------------------------------------

                           AS OF SEPTEMBER 27, 1996
                           ------------------------

                                     CLASS OF INTEREST
                                     [INDICATING WHETHER
                                     SPECIAL AND, IF SO,
NAME AND ADDRESS                       PERCENTAGE OF
  OF PARTNER                         SPECIAL ALLOCATION]          CAPITAL COMMITMENT
----------------                    ---------------------         ------------------

GENERAL PARTNER:
---------------

FVP GP, L.P.                        General Partnership           $     167,762.00
1777 South Harrison Street
Suite P-200                         General Partnership           $     103,360.00
Denver, Colorado  80210             -------------------           ----------------
                                        Total                     $     271,122.00

LIMITED PARTNERS:
----------------

J.P. Morgan Investment        Special Class A - Attributable      $   3,252,786.00/1/
  Corporation                 [1.914% of Special Allocation]/1/
101 California Street
Suite 3800                    Class A - Attributable              $   2,935,600.21
San Francisco, CA  94111      ----------------------              ----------------
                                Total                             $   6,188,386.21

Sixty Wall Street SBIC        Special Class A-Non-Attributable    $     147,214.00/1/
  Fund, L.P.                  [.086% of Special Allocation]/1/
60 Wall Street
New York, NY  10260           Class A - Attributable              $     148,013.46
                              ----------------------              ----------------
                                Total                             $     295,227.46

1818 II Cable Corp.           Special Class A - Attributable      $   3,351,814.00
c/o Brown Brothers            [2% of Special Allocation]
  Harriman & Co.
59 Wall Street                Class A - Attributable              $   3,055,719.51
New York, NY  10005           ----------------------              ----------------
                                Total                             $   6,407,533.51

Olympus Cable Corp.           Special Class A - Attributable      $   3,351,814.00
c/o Olympus Growth Fund       [2% of Special Allocation]
  II, L.P.
Metro Center                  Class A - Attributable              $     652,105.85
One Station Place             ----------------------              ----------------
Stamford, CT  06920             Total                             $   4,003,919.85

First Union Capital           Special Class A - Attributable      $   2,040,000.00
  Partners, Inc.              [1.2% of Special Allocation]
One First Union Center
18th Floor                    Class A - Attributable              $   2,040,000.00
Charlotte, NC  28288          ----------------------              ----------------
                                Total                             $   4,080,000.00

----------------------------

/1/  Reflects transfer from JPMIC to Sixty Wall, effective September 27, 1996.


NAME AND ADDRESS
  OF PARTNER                    CLASS OF INTEREST               CAPITAL COMMITMENT
----------------                -----------------               ------------------

Eos Partners SBIC, L.P.         Class A - Non-Attributable         $394,400.00
520 Madison Avenue
New York, NY  10022

Tahosa Investors                Special Class A -                  $204,000.00
c/o Samuel J. Recht             Non-Attributable
Quarles & Brady                 [0.08571% of Special
411 East Wisconsin Avenue           Allocation]
Milwaukee, WI  53202-4497/2/    Class A-Non-Attributable           $125,686.82
                                --------------------------         -----------
                                  Total                            $329,686.82

Kensington Investment           Special Class A -                  $136,000.00
   Associates                   Non-Attributable
575 Madison Avenue              [0.05714% of Special
Suite 1006                         Allocation]
New York, NY  10022/2/          Class A-Non-Attributable           $125,686.82
                                --------------------------         -----------
                                  Total                            $329,686.82

Pegasus Partners                Special Class A -                  $204,000.00
c/o Arnold D. Friedman          Non-Attributable
27 Hidden Valley Drive          [0.08571% of Special
Suffern, NY  10901/2/              Allocation]
                                Class A-Non-Attributable           $125,686.82
                                --------------------------         -----------
                                  Total                            $329,686.82

Prosperity Associates           Special Class A -                  $ 34,000.00
c/o Philippe L. Sommer          Non-Attributable
1165 Park Avenue                [0.01429% of Special
Apartment 15C                      Allocation]
New York, NY  10128/2/          Class A-Non-Attributable           $ 20,947.80
                                --------------------------         -----------
                                  Total                            $ 54,947.80

SBF Investments Ltd.            Special Class A -                  $136,000.00
c/o Dennis Good                 Non-Attributable
7800 Stemmons Freeway           [0.05714% of Special
10th Floor                         Allocation]
Dallas, TX  75247/2/            Class A-Non-Attributable           $ 83,791.22
                                --------------------------         -----------
                                  Total                            $219,791.22

L. Phillips Runyon III          Special Class A -                  $136,000.00
Runyon & Howard, P.A.           Non-Attributable
69 Main Street                  [0.05714% of Special
Peterborough, NH  03458/2/         Allocation]
                                Class A-Non-Attributable           $ 83,791.22
                                --------------------------         -----------
                                  Total                            $219,791.22

---------------------------
/2/  With copies to:

     R.E. Loewenberg
     Capital Management Corporation
     450 Park Avenue
     New York, New York  10022

NAME AND ADDRESS
  OF PARTNER                   CLASS OF INTEREST                CAPITAL COMMITMENT
----------------               -----------------                ------------------

Roth Trading Company         Special Class A -                      $ 68,000.00
101 Park Avenue              Non-Attributable
Suite 1800                   [0.02857% of Special
New York, NY  10178/2/          Allocation]
                             Class A-Non-Attributable               $ 41,895.61
                             ------------------------------         -----------
                               Total                                $109,895.61

Washington Partners          Special Class A -                      $ 34,000.00
39 Plumb Hill Road           Non-Attributable
Washington, CN  06793/2/     [0.01429% of Special
                                Allocation]
                             Class A-Non-Attributable               $ 20,947.80
                             ------------------------------         -----------
                               Total                                $ 54,947.80

Duff Ackerman Goodrich -     Special Class A - Attributable         $ 58,384.00
FrontierVision, L.P.         [0.4% of Special Allocation]
c/o John M. Duff, Jr.
Two Embarcadero Center       Class A - Attributable                 $ 35,970.98
Suite 2930                   ------------------------------         -----------
San Francisco, CA  94111       Total                                $ 94,354.98


Richard King Mellon          Class A - Non-Attributable             $544,000.00
   Foundation
c/o Arthur Miltenberger      Class A - Non-Attributable             $335,164.86
Richard K. Mellon & Sons     ------------------------------         -----------
P.O. Box RKM                   Total                                $879,164.86
Ligonier, PA  15658

Mellon Family Investment     Class A - Non-Attributable             $136,000.00
  Co., IV
c/o Arthur Miltenberger      Class A - Non-Attributable             $ 83,791.22
Richard K. Mellon & Sons     ------------------------------         -----------
P.O. Box RKM                   Total                                $219,791.22
Ligonier, PA  15658

J. Cashew Corporation        Class A - Non-Attributable             $ 54,400.00
c/o George Dirkes, Esq.
Bancroft & McAlister         Class A - Non-Attributable             $ 33,516.49
601 Montgomery Street        ------------------------------         -----------
Suite 900                      Total                                $ 87,916.49
San Francisco, CA  94111

Bertelsen Family Trust       Class A - Non-Attributable             $ 34,000.00
Thomas E. Bertelsen, Jr.
201 California Street        Class A - Non-Attributable             $ 20,947.80
2nd Floor                    ------------------------------         -----------
San Francisco, CA  94111       Total                                $ 54,947.80

John C. Unkovic, Esq.        Class A - Non-Attributable             $ 34,000.00
Reed Smith Shaw & McClay
P.O. Box 2009                Class A - Non-Attributable             $ 20,947.80
Pittsburgh, PA  15230        ------------------------------         -----------
                               Total                                $ 54,947.80

 NAME AND ADDRESS
   OF PARTNER                CLASS OF INTEREST               CAPITAL COMMITMENT
-----------------            -----------------               ------------------

Roger S. Ahlbrandt           Class A - Non-Attributable             $ 13,600.00
Dean, School of Business
  Administration
Portland State University
P.O. Box 751
Portland, OR  97207-0751

Dr. Anne McBride Curtis      Class A - Non-Attributable             $ 13,600.00
28 Loyal Lodge
Guilford, CT  06437          Class A - Non-Attributable             $  6,800.00
                             ------------------------------         -----------
                               Total                                $ 20,400.00

Bruce D. Evans, Esq.         Class A - Non-Attributable             $ 13,600.00
Reed Smith Shaw & McClay
P.O. Box 2009                Class A - Non-Attributable             $  8,379.12
Pittsburgh, PA  15219        ------------------------------         -----------
                               Total                                $ 21,979.12

Frances C. Hardie            Class A - Non-Attributable             $ 10,200.00
c/o James H. Hardie, Esq.
P.O. Box 2009                Class A - Non-Attributable             $  6,284.34
Pittsburgh, PA  15219        ------------------------------         -----------
                               Total                                $ 16,484.34

Hardie Brothers              Class A - Non-Attributable             $ 13,600.00
c/o James H. Hardie, Esq.
P.O. Box 2009                Class A - Non-Attributable             $  8,379.12
Pittsburgh, PA  15219        ------------------------------         -----------
                               Total                                $ 21,979.12

James H. Hardie              Class A - Non-Attributable             $  3,400.00
c/o James H. Hardie, Esq.
P.O. Box 2009                Class A - Non-Attributable             $  2,094.78
Pittsburgh, PA  15219        ------------------------------         -----------
                               Total                                $  5,494.78

John D. Margolis Trust       Class A - Non-Attributable             $ 13,600.00
  (dated 9/16/92)
John D. Margolis
900 Greenwood Street
Evanston, IL 60201

Grover Sams                  Class A - Non-Attributable             $ 13,600.00
505 Cypress Pt. Drive
#293
Mountain View, CA  94043

Augustus O. Schroeder        Class A - Non-Attributable             $ 13,600.00
764 Fairview Road
Pittsburgh, PA  15238        Class A - Non-Attributable             $  8,379.12
                             ------------------------------         -----------
                               Total                                $ 21,979.12

NAME AND ADDRESS
   OF PARTNER                CLASS OF INTEREST            CAPITAL COMMITMENT
----------------             -----------------            ------------------

Justin J. Stevenson,         Class A - Non-Attributable          $ 13,600.00
   III, Esq.
Shearman & Sterling
153 East 53rd Street
New York, NY  10022

John W. Weiser, Esq.         Class A - Non-Attributable          $ 13,600.00
Bechtel Group Inc.
50 Beale Street
San Francisco, CA  94105

Mallard Investments          Class A - Non-Attributable          $ 68,000.00
  Limited Partnership
c/o Tim Wulinger             Class A - Non-Attributable          $ 68,000.00
20 Basswood Lane             ---------------------------         -----------
Moreland Hills, OH  44022      Total                             $136,000.00


FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  I, Inc./3/                           Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $136,000.00
  II, Inc./3/                          Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  III, Inc./3/                         Non-Disclosure
                             Class A - Non-Attributable;
                                       Non-Disclosure            $ 40,800.00
                             ---------------------------         -----------
                               Total                             $108,800.00

FV Holdings Delaware         Class A - Non-Attributable;         $136,000.00
  IV, Inc./3/                          Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $136,000.00
  V, Inc./3/                           Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $136,000.00
  VI, Inc./3/                          Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $272,000.00
  VII, Inc./3/                         Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $272,000.00
  VIII, Inc./3/                        Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  IX, Inc./3/                          Non-Disclosure

-----------------------
/3/ c\o J.P. Morgan Delaware, 902 N. Market Street, 9th Floor, Wilmington, Delaware 19801, Attn: H. Christian Raymond.

NAME AND ADDRESS
   OF PARTNER                CLASS OF INTEREST            CAPITAL COMMITMENT
---------------------------  ---------------------------  ------------------

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  X, Inc./3/                           Non-Disclosure
                             Class A - Non-Attributable;
                                       Non-Disclosure            $ 41,895.61
                             ---------------------------         -----------
                               Total                             $109,895.61

FV Holdings Delaware         Class A - Non-Attributable;         $102,000.00
  XI, Inc./3/                          Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  XII, Inc./3/                         Non-Disclosure
                             Class A - Non-Attributable;
                                       Non-Disclosure            $ 41,895.61
                             ---------------------------         -----------
                               Total                             $109,895.61

FV Holdings Delaware         Class A - Non-Attributable;         $102,000.00
  XIII, Inc./3/                        Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  XIV, Inc./3/                         Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  XV, Inc./3/                          Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  XVI, Inc./3/                         Non-Disclosure

FV Holdings Delaware         Class A - Non-Attributable;         $ 68,000.00
  XVII, Inc./3/                        Non-Disclosure

Olympus Executive            Class A - Attributable              $ 47,600.00
  Fund, L.P.
c/o Olympus Partners         Class A - Attributable              $  9,520.00
Metro Center,                ---------------------------         -----------
One Station Place              Total                             $ 57,120.00
Stamford, CT  06902
Attn:  James A. Conroy

Leslie Abbey                 Class A - Non-Attributable          $ 34,000.00
212 East 39th Street
New York, NY  10016

Jonathan Abbey               Class A - Non-Attributable          $ 34,000.00
212 East 39th Street
New York, NY  10016

Michael Rothbard             Class A - Non-Attributable          $ 34,000.00
111 West 67th Street